UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, ICF International, Inc. (the “Company”) issued a press release to announce that James Morgan, who was previously elected to the position of Chief Financial Officer, is moving to the position as the Company’s Executive Vice President and Chief of Business Operations.

Bettina G. Welsh will assume the position of Chief Financial Officer, effective February 29, 2020. Ms. Welsh has been serving as our Senior Vice President, Finance. Prior to her current role with us, Ms. Welsh was the Chief Financial Officer at LMI, a $300M professional consulting firm dedicated to improving the management of government. Formerly at Leidos (and previously SAIC), a $10B global leader in the defense, intelligence, homeland security, civil, and health markets, Ms. Welsh held several finance leadership roles during her 17 years with that company, including Chief Audit Executive and the CFO for the $3.5B National Security Sector of Leidos. Before joining Leidos in 2001, Ms. Welsh spent 13 years with PricewaterhouseCoopers as a Principal Consultant/Senior Manager. Ms. Welsh holds a bachelor’s degree in economics from Swarthmore College and a Master of Accountancy degree from George Washington University. She is a Certified Public Accountant and an attendee of Wharton’s Executive Development Program.

There are no arrangements or understanding between Ms. Welsh and any other persons, pursuant to which she was elected as Chief Financial Officer. There are no family relationships amount any of the Company’s directors or executive officers and Ms. Welsh. Ms. Welsh is not a part of any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her election as Chief Financial Officer, Ms. Welsh will receive an annual base salary of $440,000. Ms. Welsh is also eligible to participate in the Company’s corporate bonus plan, with performance-based targets of up to 70% of base salary under our annual incentive plan and up to 125% of base salary under our long-term equity incentive plan, in each case based on performance measures set and being satisfied, as determined by the Compensation Committee of the Board.

For additional information, see the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Updated Severance Agreements

On February 27, 2020 we entered into a severance letter agreement with Ms. Welsh, with terms as described below, and at the same time entered into new severance letter agreements with James Morgan, Executive Vice President and Chief of Business Operations, and Sergio Ostria, Executive Vice President, Client Services and Innovation, replacing similar previously existing agreements. The terms of these severance letter agreements (the “Agreements”) are the same.

Under the Agreements severance is available in the event (i) the executive’s employment is involuntarily terminated without Cause (as defined in our most current Omnibus Incentive Plan (the “Plan”)) before a Change of Control (as defined in the Plan by reference to Section 409A of the Internal Revenue Code (the “Code”)), or (ii) in the event there is a Change of Control and within twelve months thereafter the executive’s employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (as defined in the Plan). The Agreements also provide us with certain "clawback" rights as described below.

Not for Cause Termination Other than Following a Change of Control

In the event we involuntarily terminate an executive’s employment for a reason other than Cause, death, disability, or retirement, not within twelve months after a Change of Control, the executive is entitled to receive the following benefits:

●

twelve months of severance pay calculated based on the executive's base salary at the time of termination, payable commencing within 60 days after termination in accordance with our normal payroll practices;

●	the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, payable in a lump sum within 90 days after termination;

●

the option to continue the executive’s health insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”),with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from a new employer; and

●	the option to participate in a six-month executive career transition service.

Termination without Cause or for Good Reason Following a Change of Control

In the event that, within twelve months after a Change of Control, the executive’s employment is terminated without Cause by us or by the executive for Good Reason, the executive is entitled to receive the following:

●	twenty-four months of severance pay calculated based on the executive's base salary at the time of termination, payable in a lump sum within 60 days following termination;

●

the sum of (i) the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, plus (ii) a prorated share of the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated based on the number of full months in the final calendar year in which the executive was employed, payable in a lump sum within 90 days after termination;

●

the option to continue the executive’s health insurance coverage in accordance with COBRA, with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from the new employer; and

●	the option to participate in a six-month executive career transition service.

The vesting of any equity awards will be in accordance with the Plan and the applicable award agreement.

Under the Agreements, “Good Reason” means if, within the twelve months following a Change of Control, any of the following events occur to which the executive has not consented in writing: (i) a material reduction of the nature and scope of the authority, functions, or duties that were assigned to the executive immediately prior to the Change of Control; (ii) a material reduction in the compensation the executive was eligible to receive (including applicable bonus plans) immediately prior to the Change of Control; (iii) we relocate the executive’s primary office and work location 50 miles or more away from the primary office and work location at which the executive was situated immediately prior to the Change of Control; or (iv) the entity effectuating the Change of Control fails to adopt the Agreement.

Excise Tax Mitigation

The Agreements provide that in the event we determine that any payment, distribution, or other action to or for the executive’s benefit (whether paid, payable, accelerated, distributed, or distributable pursuant to the terms of the Plan or otherwise) could reasonably be expected to cause any loss of deductions under Code Section 280G, we have the authority to reduce any or all such payments, distributions, or other actions to the extent reasonably necessary to avoid the imposition of such excise tax. The order of any such reductions will begin with benefits that are exempt from Code Section 409A, and will only reduce other benefits to the extent necessary.

Clawback Events

The Agreements also provide that, except following a Change of Control, we have “clawback” rights with respect to “Excess Incentive Awards” arising from “Clawback Events” as defined in the Agreements. Except in situations involving fraud (as to which the statute of limitations will apply), the Compensation Committee of the Board of Directors, may, within three years after the latest to occur of a Clawback Event or harm to us, determine and recommend to the Board of Directors (acting in its sole discretion, but in good faith) that we recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term incentive awards or bonuses and long-term (equity) incentive awards) that was granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters. For the avoidance of doubt, base salary, severance payments and equity awards that were not granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure, such as equity awards that vest based on the passage of time, are excluded from the operation of the clawback provisions.

Following and based upon the recommendation of the Compensation Committee, the independent members of the Board of Directors will review the recommendation and determine whether to direct us to assess a recovery from the executive and the amount of recovery to be assessed as an Excess Incentive Award (as defined below). In no event will the amount to be recovered from the executive by us in such situations be less than the amount required to be repaid or recovered as a matter of law.

The Board, acting through the independent directors, will determine whether we will recover from the executive such amounts by: (i) seeking repayment, (ii) forfeiting or reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program, or arrangement maintained by us, (iii) withholding payment of future increases in the executive’s compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with our otherwise applicable compensation practices, or (iv) any combination of the foregoing. If so determined by the Board, the executive is required to repay the Excess Incentive Award to us.

The Agreements define a “Clawback Event” to include:

●	the executive’s acts or omissions (whether or not constituting misconduct) that are a significant contributing factor to us having to restate our financial statements;

●

the fact that our financial results, as used to determine the executive’s incentive compensation, are found to reflect a material error or otherwise be materially inaccurate, whether or not the executive was responsible for, or the executive’s actions were a significant contributing factor with respect to, the inaccuracy; and/or

●	the executive engaged in conduct that is or could have been a basis for termination for Cause, and which causes a material and adverse reputational or other financial harm to us.

An “Excess Incentive Award” is the amount of the clawback determined by the Board of Directors in accordance with the Agreements. For illustrative purposes:

●

in the case of a restatement, the Excess Incentive Award would generally be no more than the positive difference, if any, between the short-term incentive awards or bonuses paid to the executive and the amounts(s) of such payments that would have been payable to the executive had the amount(s) of the award(s) been calculated based on our financial statements, as restated, plus an amount reflecting the effect of the restatement on long-term (equity) incentive awards that were granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure;

●

in the case of a material error or inaccuracy in the financial statements, the Excess Incentive Award would generally be no more than the positive difference, if any, between the short-term incentive awards or bonuses paid to the executive and the amount(s) of such payments that would have been payable to the executive had the amount(s) of the award(s) been calculated based on our financial statements, after correcting for such material error or inaccuracy, plus an amount reflecting the effect of the material error or inaccuracy on the value of long-term (equity) incentive awards that were granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure; and

●

in the case of conduct by the executive that causes a material and adverse reputational or other financial harm, the Excess Incentive Award will be determined in good faith by the Board of Directors in accordance with the clawback provisions in the Agreement and be reasonably proportional, taking into account the egregiousness of the executive’s conduct, as alleged, whether the harm is directly connected to the executive’s conduct, the degree of financial harm to investors, and actual impact on our ability to earn new work from its customers.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Updated Severance Agreement
99.1	Press Release dated February 27, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: February 27, 2020	By:	/s/ John Wasson
John Wasson
President and Chief Executive Officer